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                                                                    EXHIBIT 99.1

[NUEVO ENERGY COMPANY LOGO]

                                                  NEWS RELEASE
                                                  ------------------------------
FOR IMMEDIATE RELEASE                             CONTACT:
August 16, 2002                                   Barbara B. Forbes
                                                  Director of Investor Relations
                                                  713-374-4870
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                   NUEVO ENERGY ANNOUNCES BOARD RESIGNATION OF
                               DAVID H. BATCHELDER

HOUSTON - Nuevo Energy Company (NYSE: NEV) today announced that effective August 12, 2002, Mr. David H. Batchelder resigned from Nuevo's Board of Directors.

"When I was elected to Nuevo's Board in 1999, my goal was to help improve the Company's performance," commented David Batchelder. "Considering the strong management team currently in place, and the notable financial results and restructuring achievements accomplished in the first half of this year, I feel that I have accomplished what I initially intended. I believe that Nuevo is well-positioned as it enters the next stage of its corporate strategy."

"It is with regret that I accepted David's resignation as he has been an exemplary Board member and has made many valuable contributions during my tenure, and I am sure over the past several years," stated Jim Payne, Chairman, President, and CEO. "We will miss his business acumen and wise counsel and wish him well."

Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the acquisition, exploitation, development, production, and exploration of crude oil and natural gas. Nuevo's domestic properties are located onshore and offshore California. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republic of Congo in West Africa and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.

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THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.